UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): November 16, 2009
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 570-1000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Approval of Severance Benefits Agreement
On November 16, 2009, Phoenix Technologies Ltd. (the “Company”) entered into Severance and Change of Control Agreements (the “Severance Agreements”) with each of Woodson Hobbs, Richard Arnold, David L. Gibbs, Gaurav Banga and David Deasy (collectively the “Executives”). The Severance Agreements with Messrs Hobbs, Arnold, Gibbs and Banga amend and restate their previous agreements with the Company relating to severance and change of control.
The initial term of each Severance Agreement is four years. In the event that the Company terminates an Executive’s employment for any reason other than cause, death or disability, or the Executive resigns for good reason, the Company will pay to the Executive salary continuation benefits equal to such Executive’s then-current base salary during the applicable severance period, except in the case of Mr. Hobbs, whose severance payment shall be equal to twelve months of his then-current monthly base salary, and paid in a lump sum on the first payroll date following his termination. The severance period shall be six months in the case of Messrs. Arnold, Banga and Deasy, and twelve months in the case of Mr. Gibbs. If the Executive resigns for good reason in connection with a reduction of his base salary then in effect, then his severance payments shall be based on his monthly base salary prior to such reduction. In addition, if Mr. Gibbs has not secured reemployment during such twelve month period, he shall continue to receive such severance payments for up to an additional six months. Each Executive and the Executive’s eligible dependents will also receive continuation of health, dental and vision benefits for six months in the case of Messrs. Arnold, Banga, Deasy and Gibbs and for twelve months in the case of Mr. Hobbs, following such termination.
The Company will also pay Messrs. Hobbs and Arnold a bonus equal to the number of months of employment during the fiscal year in which the termination occurs, divided by twelve and multiplied by the target bonus for such Executive for such fiscal year. If Messrs. Hobbs or Arnold resigns for good reason in connection with a reduction of his bonus target then in effect, then his bonus payment shall be based on his bonus target prior to such reduction.
If the Company terminates an Executive’s employment for any reason other than cause, death or disability, or the Executive resigns for good reason, within the period beginning two months prior to (or, in the case of Mr. Hobbs, on the date of signing of a definitive agreement) and ending twelve months following a change of control of the Company, then in addition to the severance and benefits described above, 50% of the Executive’s then-unvested stock options and restricted stock will vest as of the termination date, or 100% in the case of Messrs. Hobbs and Arnold.
If Executive’s employment is terminated as a result of his death or disability, the Executive and/or the Executive’s eligible dependents will receive continuation of health, dental and vision benefits during the first six months, in the case of Messrs. Arnold, Banga, Deasy and Gibbs, and during the first twelve months, in the case of Mr. Hobbs, following such termination.
In the event that the payments under any Severance Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and would subject the Executive to the excise tax under Section 4999 of the Code, the Executive is entitled to either (i) the full payments provided under the Severance Agreement, or (ii) such lesser amount which would result in no portion of such payments being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account all applicable income and excise taxes, would result in a greater after-tax benefit to the Executive.
Each Executive’s right to receive the payments described in his Severance Agreement is subject to his signing and not revoking a separation and release of claims agreement with the Company within the time period provided for in the Separation Agreement.
The description in this Item 5.02 of the Severance Agreements is qualified in its entirety by reference to the full text of the Severance Agreements, copies of which are attached hereto as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7 and incorporated herein by reference.

Item 8.01. Other Events
On November 16, 2009, Mr. Deasy joined the Company as Senior Vice President, Direct Sales and Marketing. In connection with his appointment, and as a material inducement to his joining, Mr. Deasy was granted a non-qualified stock option to purchase 250,000 shares of common stock of the Company, par value $0.001 per share, with an exercise price equal to US $2.82, the closing sale price of the Company’s stock on November 16, 2009, the grant date. Assuming Mr. Deasy remains actively employed by the Company, the option will vest and become exercisable with respect to 25% of the total number of shares underlying the option on November 16, 2010, and 1/48th of the total number of shares underlying the option each month thereafter. The option is subject to acceleration of vesting upon a change of control of the Company as described in Item 5.02 above. The option was granted pursuant to a non-shareholder approved inducement equity incentive plan intended to qualify for the exemption from stockholder approval of equity compensation arrangements under Rule 5635(c)(4) of the NASDAQ Listing Rules.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.3	Severance and Change of Control Agreement between Woodson Hobbs and Phoenix Technologies Ltd., dated November 16, 2009

10.4	Severance and Change of Control Agreement between Richard Arnold and Phoenix Technologies Ltd., dated November 16, 2009

10.5	Severance and Change of Control Agreement between David L. Gibbs and Phoenix Technologies Ltd., dated November 16, 2009

10.6	Severance and Change of Control Agreement between Gaurav Banga and Phoenix Technologies Ltd., dated November 16, 2009

10.7	Severance and Change of Control Agreement between David Deasy and Phoenix Technologies Ltd., dated November 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2009	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.3	Severance and Change of Control Agreement between Woodson Hobbs and Phoenix Technologies Ltd., dated November 16, 2009

10.4	Severance and Change of Control Agreement between Richard Arnold and Phoenix Technologies Ltd., dated November 16, 2009

10.5	Severance and Change of Control Agreement between David L. Gibbs and Phoenix Technologies Ltd., dated November 16, 2009

10.6	Severance and Change of Control Agreement between Gaurav Banga and Phoenix Technologies Ltd., dated November 16, 2009

10.7	Severance and Change of Control Agreement between David Deasy and Phoenix Technologies Ltd., dated November 16, 2009